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                                                                    Exhibit 23.1


                    Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the offering of up to 21,094 shares of the Company's common stock pursuant to an Issuance Agreement of our report dated February 28, 1996, with respect to the consolidated financial statements of CoCensys, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                           /s/ ERNST & YOUNG LLP


Orange County, California
February 11, 1997